Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mohawk Industries Inc.:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 2005, relating to the consolidated financial statements of Unilin Holding NV and subsidiaries as of December 30, 2004 and October 30, 2005 appearing in Mohawk Industries, Inc. Form 8-K filed January 6, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Atrio Bedrijfsrevisoren Burg CVBA

Represented by

Veerle Catry	LievenVan Brussel

Merelbeke, Belgium

January 9, 2006